US SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  FORM 8 - K/A
                              AMENDMENT NUMBER ONE

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 7, 2000


                          MEASUREMENT SPECIALTIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          NEW  JERSEY                   1-11906                 22-2378738
-------------------------------    ----------------     ------------------------
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE           (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)          NUMBER)             IDENTIFICATION NO.)



                 80 LITTLE FALLS ROAD, FAIRFIELD, NEW JERSEY 07004
--------------------------------------------------------------------------------
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  (973) 808-1819
                                 ----------------
                           (ISSUER'S TELEPHONE NUMBER)


    (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST
                                     REPORT)

ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)     Financial  Statements  of  Business  Acquired.

Audited Financial Statements of TRW Sensors and Components Division, which consists of the U.S and U.K. Sensors Businesses, as of December 31, 1999, March 31, 1999, and January 31, 1999.

(b)     Pro  Forma  Financial  Information.

Unaudited Pro Forma Combined Condensed Statements of Income of Measurement Specialties, Inc (the Registrant) and TRW Sensors and Components for the year ended March 31, 2000 and for the six months ended September 30, 2000.

(c)     Exhibits

   2000.3 Audited combined balance sheets of TRW Sensors & Components (the "Company") which consists of the U.S. and U.K. Sensors Businesses of the TRW Sensors and Components Division, as of December 31, 1999, March 31, 1999, and January 31, 1999, and the related combined statements of operations, changes in net investment, and cash flows for the nine-month period ended December 31, 1999, the two-month period ended March 31, 1999, and the year ended January 31, 1999.

   2000.4 Unaudited Pro Forma Combined Condensed Statements of Income of Measurement Specialties, Inc (the Registrant) and TRW Sensors and Components for the year ended March 31, 2000 and for the six months ended September 30, 2000.

   2000.5     Consent  of  the  independent  auditors  dated  December 27, 2000.

                                   SIGNATURES



In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                          MEASUREMENT SPECIALTIES, INC.
                                  (Registrant)


                                                     /s/  Kirk  J.  Dischino
                                                     ------------------------
Date:  December 27, 2000                             Kirk  J.  Dischino
                                                     Chief Financial Officer

EXHIBIT  2000.3

                         Report of Independent Auditors


Measurement  Specialties,  Inc.

We have audited the accompanying combined balance sheets of TRW Sensors & Components (the "Company") which consists of the U.S. and U.K. Sensors Businesses of the TRW Sensors and Components Division, as of December 31, 1999, March 31, 1999, and January 31, 1999, and the related combined statements of operations, changes in net investment, and cash flows for the nine-month period ended December 31, 1999, the two-month period ended March 31, 1999, and the year ended January 31, 1999. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of TRW Sensors & Components at December 31, 1999, March 31, 1999, and January 31, 1999, and the results of its operations and its cash flows for the nine-month period ended December 31, 1999, the two-month period ended March 31, 1999, and the year ended January 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                                 /s/  Ernst & Young LLP
                                                 Ernst & Young LLP




October  16,  2000
Cleveland,  Ohio

                                TRW Sensors & Components

                                 Combined Balance Sheets

                                 (Thousands of Dollars)


                                               DECEMBER 31,    MARCH 31,    JANUARY 31,
                                                   1999           1999          1999
                                              --------------  ------------  ------------
ASSETS                                                          PREDECESSOR  BUSINESS
Current assets:
  Cash and cash equivalents                   $         940   $      2,470  $      2,372
  Accounts receivable, net                            4,882          5,426         5,175
  Inventory, net                                      5,179          4,035         3,757
  Prepaid expenses and other current assets             207            648           576
  Receivables from
    TRW Inc./LucasVarity units                          275            349           681
                                              --------------  ------------  ------------
Total current assets                                 11,483         12,928        12,561
Deferred income taxes                                   410            155           145
Property, plant and equipment, net                    3,616          3,375         3,329
Prepaid benefit cost                                    695            745           756
Goodwill, net                                         1,766          7,514         7,676
Receivable from Lucas Control Systems                 2,758          2,663         3,883
                                              --------------  ------------  ------------
Total assets                                  $      20,728   $     27,380  $     28,350
                                              ==============  ============  ============

LIABILITIES AND NET INVESTMENT
Current liabilities:
  Accounts payable                            $       1,605   $      2,440  $      2,811
  Accrued liabilities                                 1,069          1,597         2,912
  Payables to other TRW Inc./LucasVarity units          894          1,010             -
  Income tax payable                                   (122)           476           516
                                              --------------  ------------  ------------
Total current liabilities                             3,446          5,523         6,239

Long-term deferred income taxes                         291             74            70
Net investment                                       16,991         21,783        22,041
                                              --------------  ------------  ------------
Total liabilities and net investment          $      20,728   $     27,380  $     28,350
                                              ==============  ============  ============


See  notes  to  combined  financial  statements.

                              TRW Sensors & Components

                         Combined Statements of Operations

                               (Thousands of Dollars)


                                        NINE MONTHS     TWO MONTHS
                                           ENDED           ENDED       YEAR ENDED
                                        DECEMBER 31,     MARCH 31,     JANUARY 31,
                                            1999           1999           1999
                                       --------------  -------------  -------------
                                                         PREDECESSOR  BUSINESS
Sales                                  $      21,843   $      5,160   $     35,577
Cost of sales                                 10,495          2,805         17,129
                                       --------------  -------------  -------------
Gross profit                                  11,348          2,355         18,448
Selling, general, and administrative,
  expenses                                    11,672          2,536         19,289
Allocated corporate, general and
  administrative expenses                        614            136            (41)
Other (income) expense, net                                                    181
Gain on sale of assets                                                      (2,240)
                                       --------------  -------------  -------------
(Loss) earnings before income taxes             (938)          (317)         1,259

Income taxes:
  Current:
    Federal                                     (551)           (40)           492
    State and local                              (47)                           24
                                       --------------  -------------  -------------
                                                (598)           (40)           516

  Deferred:
    Federal                                      239             (6)           257
                                       --------------  -------------  -------------
                                                (359)           (46)           773
                                       --------------  -------------  -------------
Net (loss) earnings                    $        (579)  $       (271)  $        486
                                       ==============  =============  =============


See  notes  to  combined  financial  statements.

                                TRW Sensors & Components

                    Combined Statements of Changes in Net Investment

                                 (Thousands of Dollars)


                                                             CUMULATIVE       TOTAL
                                                  NET        TRANSLATION       NET
                                               INVESTMENT    ADJUSTMENT     INVESTMENT
                                              ------------  -------------  ------------
Balance at February 1, 1998                   $    23,593                  $    23,593
Net earnings for the year ended
  January 31, 1999                                    486                          486
Translation adjustment                                      $          4             4
                                                                           ------------
Comprehensive income                                                               490
Intercompany treasury account activity                317                          317
Net transfers to Lucas Control Systems             (2,359)                      (2,359)
                                              ------------  -------------  ------------
Balance at January 31, 1999                        22,037              4        22,041
Net (loss) for the two months ended
  March 31, 1999                                     (271)                        (271)
Translation adjustment                                               (36)          (36)
                                                                           ------------
Comprehensive income                                                              (307)
Intercompany treasury account activity             (2,536)                      (2,536)
Net transfers from Lucas Control Systems            2,585                        2,585
                                              ------------  -------------  ------------
Balance at March 31, 1999                          21,815            (32)       21,783
Net (loss) for the nine months ended
  December 31, 1999                                  (579)                        (579)
Translation adjustment                                                18            18
                                                                           ------------
Comprehensive income                                                              (561)
Write-off of goodwill                              (7,514)                      (7,514)
Intercompany treasury account activity             (1,426)                      (1,426)
Additional investment by TRW Inc.                   1,800                        1,800
Net transfers from TRW Lucas Control Systems        2,909                        2,909
                                              ------------  -------------  ------------
Balance at December 31, 1999                  $    17,005   $        (14)  $    16,991
                                              ============  =============  ============


See  notes  to  combined  financial  statements.

                                     TRW Sensors & Components

                                Combined Statements of Cash Flows

                                      (Thousands of Dollars)


                                                      NINE MONTHS     TWO MONTHS
                                                         ENDED           ENDED       YEAR ENDED
                                                      DECEMBER 31,     MARCH 31,     JANUARY 31,
                                                          1999           1999           1999
                                                     --------------  -------------  -------------
                                                                        PREDECESSOR  BUSINESS
OPERATING ACTIVITIES
Net (loss) earnings                                  $        (579)  $       (271)  $        486
Adjustments to reconcile net (loss) earnings to net
  cash (used in) provided by operating activities:
    Depreciation and amortization                              499            267          1,333
    Deferred income taxes                                      239             (6)           257
    Gain on disposal of fixed assets                                                      (2,240)
    Changes in operating assets and liabilities:
      Accounts receivable                                      545           (251)          (620)
      Inventories and prepaid expenses                        (832)            75          1,089
      Accounts payable and other accruals                   (1,363)        (1,686)         3,307
      Income tax payable                                      (598)           (41)           516
      Other, net                                                49             10           (291)
                                                     --------------  -------------  -------------
Net cash (used in) provided by operating activities         (2,040)        (1,903)         3,837

INVESTING ACTIVITIES
Capital expenditures                                          (272)          (123)        (1,473)
Proceeds from sale of fixed assets                                                         2,240
Purchases of intangibles                                                     (425)
                                                     --------------  -------------  -------------
Net cash (used in) provided by investing activities           (272)          (548)           767

FINANCING ACTIVITIES
Allocation of goodwill and revaluation of fixed
  asset by TRW Inc.                                         (2,145)
Net transfers and payments (to)/from
  TRW Inc./LucasVarity                                       2,909          2,585         (2,359)
                                                     --------------  -------------  -------------
Net cash provided by (used in) financing activities            764          2,585         (2,359)
                                                     --------------  -------------  -------------
(Decrease) increase in cash and cash equivalents            (1,548)           134          2,245
Effect of exchange rate changes on cash                         18            (36)             4
Cash and cash equivalents at beginning of period             2,470          2,372            123
                                                     --------------  -------------  -------------
Cash and cash equivalents at end of period           $         940   $      2,470   $      2,372
                                                     ==============  =============  =============


See  notes  to  combined  financial  statements.

A.     BASIS  OF  PRESENTATION

Measurement Specialties Inc. ("MSI") and TRW Sensors & Components entered into an Agreement of Purchase and Sale ("the Agreement") as of August 4, 2000 for the sale of the U.S. and U.K. businesses of the TRW Sensors & Components Division (the "Company") to MSI for a cash purchase price of $17,689, subject to post-closing adjustment.

The combined financial statements of TRW Sensors & Components include the financial statements of the U.S. and U.K. businesses of the TRW Sensors & Components Division. All significant intragroup accounts and transactions have been eliminated in combination.

On March 25, 1999, TRW Inc. acquired LucasVarity. The transaction was accounted for as a purchase. Assets and liabilities were recorded based on their respective fair values. The Company's accompanying financial statements for the year ended January 31, 1999 and two months ended March 31, 1999 represent the Company prior to acquisition by TRW Inc. The financial statements for the nine months ended December 31, 1999 represent the Company subsequent to acquisition by TRW Inc.

The Company has engaged in the business of manufacturing and selling sensors and components, at premises in Hampton, Virginia, USA, and Slough, U.K.

B.     SIGNIFICANT  ACCOUNTING  POLICIES

REVENUE  RECOGNITION

The  Company  recognizes  revenue  when  the  product  is  shipped.

USE  OF  ESTIMATES  IN  THE  PREPARATION  OF  THE  FINANCIAL  STATEMENTS

The preparation of financial statements in conformity accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of December 31, 1999, March 31, 1999, and January 31, 1999, and reported amounts of sales and expenses for the nine months ended December 31, 1999, the two months ended March 31, 1999, and the year ended January 31, 1999. Actual results could differ from those estimates.

CASH  EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

ACCOUNTS  RECEIVABLE

The Company has established receivable reserves of $162, $152, and $36 at December 31, 1999, March 31, 1999, and January 31, 1999 respectively.

CONCENTRATION  OF  CREDIT  RISK

Credit risk with respect to accounts receivable is concentrated principally with companies in the industrial, medical, process control, offshore oil and gas recovery, aerospace, automotive and defense industries, operating principally in the United States and United Kingdom. Customers are not required to provide collateral.

INVENTORY

Inventories are valued at lower of cost (principally the last-in, first-out method) or market value. If the first-in, first-out method of inventory accounting had been used exclusively by the Company, inventory would have been approximately $693 higher than reported at January 31, 1999 and March 31, 1999. Upon purchase by TRW, inventory was revalued to fair market and the LIFO reserve was set to $0.

Inventory  consists  of  the  following:


                 DECEMBER 31,   MARCH 31,   JANUARY 31,
                     1999          1999         1999
                 -------------  ----------  ------------

Raw material     $       2,871  $    2,782  $      2,751
Work-in-process          1,808       1,485         1,537
Finished goods           1,008         963         1,027
                 -------------  ----------  ------------
                         5,687       5,230         5,315
Less allowances            508       1,195         1,558
                 -------------  ----------  ------------
Inventory, net   $       5,179  $    4,035  $      3,757
                 =============  ==========  ============


PROPERTY,  PLANT  AND  EQUIPMENT

Property, plant and equipment are stated on the basis of cost. Depreciation is computed using the straight-line method over the estimated useful lives of assets which range from three to ten years. Property, plant and equipment is comprised of the following categories:


                                     DECEMBER 31,   MARCH 31,   JANUARY 31,
                                         1999          1999         1999
                                     -------------  ----------  ------------

Machinery and equipment              $       6,831  $    8,037  $      7,932
Construction in progress                       806         963           943
Other                                          107         334           336
                                     -------------  ----------  ------------
Total property, plant and equipment          7,744       9,334         9,211
Less accumulated depreciation                4,128       5,959         5,882
                                     -------------  ----------  ------------
Property, plant and equipment, net   $       3,616  $    3,375  $      3,329
                                     =============  ==========  ============

On April 1, 1999, TRW Inc. hired an independent appraiser to conduct a valuation of fixed assets. Property, plant and equipment was increased by approximately $345 as a result of the appraisal.

ADVERTISING  COSTS

The Company charges the cost of advertising to expense the first time the advertising takes place. The Company expensed $178, $39 and $230 for the nine months ended December 31, 1999, the two months ended March 31, 1999, and the year ended January 31, 1999, respectively.

COMPREHENSIVE  INCOME

The components of accumulated other comprehensive income (loss) for the nine-months ended December 31, 1999, the two-months ended March 31, 1999, and the year ended January 31, 1999 are as follows:

                                            DECEMBER 31,  MARCH 31,  JANUARY 31,
                                               1999         1999       1999
                                            ------------  ---------  -----------
Foreign currency translation income (loss)  $        18   $    (36)  $         4
                                            ------------  ---------  -----------
Accumulated  other comprehensive
  (loss) income                             $       (14)  $    (32)  $         4
                                            ============  =========  ===========

INCOME  TAXES

Income taxes have been provided on a separate return basis. The tax provision is determined by multiplying the local statutory income tax rate by local statutory book income (decreased or increased by local deductible or non-deductible items.) Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

It is the Company's intention to reinvest undistributed earnings of its U.K. business and, thereby, indefinitely postpone their remittance. Accordingly, deferred income taxes have not been provided for accumulated undistributed earnings.

ACCOUNTING  PRONOUNCEMENTS

In December 1999, the SEC staff issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. Management does not anticipate that the adoption of the new statement will have a significant effect on earnings or the financial position of the Company.

In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which was amended during June 2000 by Financial Accounting Standards Board Statement No. 138, Accounting for Certain Derivative Investments and Certain Hedging Activities and is required to be adopted in fiscal years beginning after June 15, 2000. Because of the Company's minimal use of derivatives, management does not anticipate that the adoption of the new statement will have a significant effect on earnings or the financial position of the Company.

C.     GOODWILL

Prior to acquisition by TRW, the Company had goodwill of $8,646 at February 1, 1998. Amortization expense for the year ended January 31, 1999 was $970 and for the two months ended March 31, 1999 was $162. This goodwill was written off through purchase accounting by TRW on acquisition.

On April 1, 1999, TRW Inc. recorded approximately $1.8 million of total goodwill related to the acquisition of the Company. At December 31, 1999, accumulated amortization was approximately $34. Goodwill is being amortized on a straight-line basis over 40 years.

D.     EMPLOYEE  BENEFIT  PLANS

PENSION  PLANS

The U.K. business has a defined benefit pension plan for substantially all employees. The other operations of the Company do not have a defined benefit pension plan as these respective employees did not begin participating in the TRW Salaried Pension Plan until on or after January 1, 2000. In fiscal year 1997, the U.S. defined benefit plan was converted to a cash balance plan, however the transfer of funds did not occur until fiscal year 1998.

The following table provides a reconciliation of the changes in the plans' benefit obligations and fair value of assets for the year ended January 31, 1999, two months ended March 31, 1999, and nine months ended December 31, 1999 and a statement of the funded status as of January 31, 1999, March 31, 1999, and December 31, 1999:

                                              DECEMBER 31,  MARCH 31,
                                                  1999        1999      JANUARY 31, 1999
                                                NON-U.S.    NON-U.S.     U.S.    NON-U.S.
                                              ------------  ---------  --------  ---------
CHANGE IN BENEFIT OBLIGATIONS
Benefit obligations at beginning of period:   $     2,854   $   2,793  $ 3,000   $   2,460
  Service cost                                         91          20                  114
  Interest cost                                       185          41      210         219
  Actuarial loss                                                           607
  Benefits paid                                                         (3,817)
                                              ------------  ---------  --------  ---------
Benefit obligations                                 3,130       2,854        -       2,793

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning
 of period:                                         3,599       3,549    3,494       3,271
  Actual return on plan assets                        226          50      323         278
  Plan receivable                                   1,557
  Benefits paid                                                         (3,817)
                                              ------------  ---------  --------  ---------
Fair value of plan assets                           5,382       3,599        -       3,549
                                              ------------  ---------  --------  ---------
Funded status of the plan                           2,252         745                  756
Unrecognized actuarial (gain)                      (1,557)
                                              ------------  ---------  --------  ---------
Total recognized                              $       695   $     745  $         $     756
                                              ============  =========  ========  =========

The following table provides the components of net pension cost for the plans as of December 31, 1999, March 31, 1999 and January 31, 1999:


                                DECEMBER 31,  MARCH 31,
                                    1999        1999       JANUARY 31, 1999
(IN THOUSANDS)                    NON -U.S.    NON-U.S.    U.S.    NON-U.S.
------------------------------  ------------  ----------  ------  ----------

Defined benefit plans:
Service cost-benefits earned
  during the year               $        91   $      20           $     114
Interest cost on projected
  benefit obligations                   185          41   $ 210         219
Expected return on plan assets         (226)        (50)   (323)       (278)
FAS 88                                                     (232)
                                ------------  ----------  ------  ----------
Total pension cost              $        50   $      11   $(345)  $      55
                                ============  ==========  ======  ==========

The assumptions used in the measurement of the Company's benefit obligations are shown in the following table:

                                         DECEMBER 31,   MARCH 31,   JANUARY 31,   JANUARY 31,
                                             1999          1999         1999          1999
                                           NON -U.S.     NON-U.S.       U.S.        NON-U.S.
                                         -------------  ----------  ------------  ------------
Actuarial assumptions:
  Discount rate                                  8.50%       8.50%         7.00%         8.50%
  Expect return on plan assets                   8.50%       8.50%         9.25%         8.50%
  Rate of increase of
    compensation levels                          6.50%       6.50%         N/A           6.50%

The U.S. business offered a defined cash balance plan for the benefit of all eligible employees during fiscal year 1998. The company makes a pension contribution to the account of each eligible participant equal to 2% to 9% of the participant's wages based on the participant's age. In addition, the company matches 50% of the first 6% of employee contributions. The company recognized pension expense related to this plan of approximately $258, $58, and $284 for the nine months ended December 31, 1999, the two months ended March 31, 1999, and the year ended January 31, 1999, respectively.

The Company did not provide postretirement benefits other than pensions to its employees and therefore does not have a liability for this purpose.

E.     INCOME  TAXES

(Loss)  earnings  before  income  taxes

                  NINE
                 MONTHS      TWO MONTHS
                  ENDED        ENDED     YEAR ENDED
               DECEMBER 31,   MARCH 31,  JANUARY 31,
                  1999          1999        1999
               ------------  ----------  -----------

U.S.           $    (1,029)  $    (187)  $       474
Non-U.S.                91        (130)          785
               ------------  ----------  -----------
               $      (938)  $    (317)  $     1,259
               ============  ==========  ===========

Provision  for  income  taxes

                            NINE
                           MONTHS     TWO MONTHS
                           ENDED        ENDED     YEAR ENDED
                        DECEMBER 31,   MARCH 31,  JANUARY 31,
                           1999          1999        1999
                        ------------  ----------  -----------
Current:
  U.S.  federal         $      (555)  $      (1)  $       279
  Non-U.S.                        4         (39)          213
  U.S. state and local          (47)                       24
                        ------------  ----------  -----------
                               (598)        (40)          516

Deferred:
  U.S.  federal                 211          (6)          221
  Non-U.S.                       28                        36
                        ------------  ----------  -----------
                                239          (6)          257
                        ------------  ----------  -----------
                        $      (359)  $     (46)  $       773
                        ============  ==========  ===========

Income  taxes  differ  from the statutory rate principally due to the following:

                                         NINE
                                        MONTHS     TWO MONTHS
                                        ENDED         ENDED     YEAR ENDED
                                     DECEMBER 31,   MARCH 31,  JANUARY 31,
                                         1999         1999         1999
                                     ------------  ----------  -----------

U.S. statutory income tax rate       $      (319)  $    (108)  $      428
Effect of non-deductible goodwill              0          55          330
State and local income taxes net of
  federal tax benefit                        (47)          0           24
Effect of tax rate differential on
  foreign operations                          (4)          4          (23)
Other permanent differences                   11           3           14
                                     ------------  ----------  -----------
Effective income tax rate            $      (359)  $      46   $      773
                                     ============  ==========  ===========


The following is a summary of the significant components of the Company's deferred tax assets and liabilities as of December 31, 1999, March 31, 1999, and January 31, 1999:

                                                     DEFERRED
                    ---------------------------------------------------------------------------
                                  TAX ASSETS                            TAX LIABILITIES
                    ---------------------------------------------------------------------------
                    DECEMBER 31,  MARCH 31,  JANUARY 31,  DECEMBER 31,   MARCH 31,  JANUARY 31,
                        1999        1999        1999         1999          1999        1999
                    ------------  ---------  -----------  ------------  ----------  -----------
Inventory           $         42  $     106  $       106  $        168
Fixed assets                                                       123  $       74  $        70
Accrued expenses              92         49           39
Net operating loss
   carryforward              276
                    ------------  ---------  -----------  ------------  ----------  -----------
Total               $        410  $     155  $       145  $        291  $       74  $        70
                    ============  =========  ===========  ============  ==========  ===========

F.     RELATED  PARTY  TRANSACTIONS

TRW Lucas Control System (LCS) Headquarters incurred general and administrative expenses that related to all LCS operating units, which were allocated to the operating units based on a percentage of each operating unit's sales revenue. The Company recorded these expenses with an offsetting entry to the intercompany receivable/payable account.

The Company sold manufactured goods to affiliates of LucasVarity and TRW. Revenues from sales to LucasVarity and TRW affiliates for the nine months ended December 31, 1999, two months ended March 31, 1999 and the year ended January 31, 1999 were approximately $501, $68 and $184, respectively.

G.     COMMITMENTS  AND  CONTINGENCIES

The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. In 1994, the Company was named defendant regarding a patent infringement lawsuit. As of the year ended January 31, 1999, two months ended March 31,1999, and nine months ended December 31, 1999, the Company had a reserve of approximately $500 related to this lawsuit.

The Company is subject to various other legal proceedings that arose in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the combined financial position or results of operations of the Company.

H.     SEGMENTS

The Company has one operating segment-the sale of sensors and components for the industrial, medical, process control, offshore oil and gas recovery, aerospace, automotive and defense industries operating primarily in the U.S. and U.K.

Information concerning principal geographic areas for and as of the nine-month period ended December 31, 1999, the two-month period ended March 31, 1999 and the year ended January 31, 1999 follows.

                                         U.S.         U.K.          TOTAL
                                     --------------------------------------

Revenues from external customers
Nine  months  ended
December  31,  1999                  $  14,508      $  7,335      $  21,843
Two  months  ended
March  31,  1999                         3,345         1,815          5,160
Year  ended  January 31, 1999           20,490        15,087         35,577

Property, plant and equipment, net
December  31,  1999                  $   2,171      $  1,445      $   3,616
March  31,  1999                         1,844         1,531          3,375
January  31,  1999                       1,981         1,348          3,329

EXHIBIT  2000.4

                          MEASUREMENT SPECIALTIES, INC.
                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

On August 7, 2000 (the "Closing Date") Measurement Specialties, Inc. (the "Registrant") acquired TRW Sensors and Components from TRW, Inc. A total of $16,775,000 was paid in cash to TRW financed with a term loan issued by the Company's principal bank. Reference is made to the previously filed 8-K on August 22, 2000.

The accompanying unaudited pro forma combined condensed financial statements have been derived from the historical results of Measurement Specialties, Inc (the Company or MSI) and TRW Sensors and Components for the year ended March 31, 2000 and the six months ended September 30, 2000. Financial statements for the Company should be read in conjunction with the annual financial statements included in the Company's Annual Report on Form 10-K for the year ended March 31, 2000, and quarterly reports on Form 10-Q.

The unaudited pro forma combined condensed financial statements are presented for informational purposes only and do not purport to be indicative of the operating results that actually would have occurred if the acquisition had been consummated at the beginning of the periods, nor which may result from future operations. The acquisition will be accounted for using the purchase price to assets acquired and liabilities assumed. The unaudited pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable. These pro forma financial statements should be read in conjunction with the historical financial statements of the Company and the related notes and the acquisition document.

                                   MEASUREMENT SPECIALTIES INC
                               PRO FORMA COMBINED INCOME STATEMENT
                                FOR THE YEAR ENDED MARCH 31, 2000


                                                     TRW Sensors
($ in thousands, except per share amounts)    MSI    and Components  Adjustments      Combined
                                            -------  --------------  -----------      --------
Sales                                        59,997         23,804            -         83,801
Cost of Goods Sold                           33,052         14,355            -         47,407
                                            -------  --------------  -----------      --------
Gross Profit                                 26,945          9,449            -         36,394

Operating expenses                           19,353          8,420          468  (1)    28,241
Interest expense/(income)                       304            (24)       1,712  (2)     1,992
                                            -------  --------------  -----------      --------
                                             19,657          8,396        2,180         30,233
                                            -------  --------------  -----------      --------

Income before income taxes                    7,288          1,053       (2,180)         6,161
Income taxes                                  1,757                        (451) (3)     1,306
                                            -------                  -----------      --------
Net Income                                    5,531                      (1,729)         4,855
                                            =======                  ===========      ========

Earnings per share
  Basic                                     $  0.73                                   $   0.64
  Dilluted                                     0.64                                       0.56

Shares outstanding (000's)
  Basic                                       7,612                                      7,612
  Diluted                                     8,696                                      8,696

(1) Amortization of goodwill. The acquisition is being accounted for as a purchase. The aggregate cash paid was $17,860 (including payments to TRW Components Inc. of $16,775 and closing costs of $1,085). The excess purchase price paid over assets acquired (principally goodwill) of $6,998 is being amortized over 15 years.
(2)  Interest on acquisition financing and amortization of debt financing costs.
(3)  Tax  benefit  at  U.S.  statutory  rate.

                                   MEASUREMENT SPECIALTIES INC
                               PRO FORMA COMBINED INCOME STATEMENT
                           FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2000


                                                      TRW Sensors
($ in thousands, except per share amounts)    MSI    and Components  Adjustments      Combined
                                            -------  --------------  -----------      --------
Sales                                        44,539          9,176            -         53,715
Cost of Goods Sold                           25,029          6,255            -         31,284
                                            -------  --------------  -----------      --------
Gross Profit                                 19,510          2,921            -         22,431

Operating expenses                           13,774          3,177          234  (1)    17,185
Interest expense/(income)                       478           (142)         856  (2)     1,192
                                            -------  --------------  -----------      --------
                                             14,252          3,035        1,090         18,377
                                            -------  --------------  -----------      --------

Income before income taxes                    5,258           (114)      (1,090)         4,054
Income taxes                                  1,246                        (482) (3)       764
                                            -------                  -----------      --------
Net Income                                    4,012                        (608)         3,290
                                            =======                  ===========      ========

Earnings per share
  Basic                                     $  0.50                                   $   0.41
  Diluted                                      0.45                                       0.37

Shares outstanding (000's)
  Basic                                       8,010                                      8,010
  Diluted                                     8,915                                      8,915

(1) Amortization of goodwill. The acquisition is being accounted for as a purchase. The aggregate cash paid was $17,860 (including payments to TRW Components Inc. of $16,775 and closing costs of $1,085). The excess purchase price paid over assets acquired (principally goodwill) of $6,998 is being amortized over 15 years.
(2)  Interest on acquisition financing and amortization of debt financing costs.
(3)  Tax  benefit  at  U.S.  statutory  rate.

EXHIBIT  2000.5

Consent  of  Independent  Auditors


We consent to the use of our reports dated October 16, 2000, with respect to the financial statements of TRW Sensors and Components included in the Form 8-K of MSI Inc. filed with the Securities and Exchange Commission on December 27, 2000.

/s/  Ernst  &  Young  LLP

December  27,  2000
Cleveland,  Ohio